Exhibit 10.2
SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 6, 2015, is by and among CASH AMERICA INTERNATIONAL, INC., a Texas corporation (the “Borrower”), the Domestic Subsidiaries of the Borrower party hereto (collectively, the “Guarantors”), the Lenders (as defined below) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (as defined below) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of March 30, 2011 (as amended by that certain First Amendment to Credit Agreement dated as of November 29, 2011, that certain Second Amendment to Credit Agreement dated as of November 29, 2011, that certain Third Amendment to Credit Agreement dated as of May 10, 2013, that certain Fourth Amendment to Credit Agreement dated as of May 12, 2014, that certain Fifth Amendment to Credit Agreement dated as of July 22, 2014, that certain Sixth Amendment to Credit Agreement dated as of December 23, 2014 and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, it is the intention of the Credit Parties and the Administrative Agent to remove the  provisions providing Multicurrency Revolving Loans in Foreign Currencies and the related fronting arrangement by the Multicurrency Revolving Fronting Lender (the “Multicurrency Provision Removal”);

WHEREAS, the Credit Parties have requested that the Required Lenders amend certain other provisions of the Credit Agreement;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1     New Definition. The following definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order.

“Seventh Amendment Effective Date” shall mean September 30, 2015.

1.2    Amendment to 2.1(B). The reference to “FIFTY MILLION DOLLARS ($50,000,000)” appearing in the first sentence of clause (a) in Section 2.1(B) is hereby amended to read “ZERO DOLLARS ($0)”.  The parties hereto agree that, as of the Seventh Amendment Effective Date, the Borrower shall no longer have availability of Loans in Foreign Currencies, and Multicurrency Revolving Loans (and the related fronting arrangement by the Multicurrency Revolving Fronting Lender) shall no longer be available to the Borrower.

1.3    Amendment to 6.6. The proviso appearing at the end of subclause (iv) contained in clause (b) of Section 6.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

; provided however, the sum of all Restricted Payments made from and after the Seventh Amendment Effective Date pursuant to clause (iii) above and this clause (iv) shall not exceed an aggregate amount equal to the sum of (1) $200,000,000 plus (2) 50% of cumulative Net Income earned after September 30, 2015

1.4    Amendment to 6.18. Clause (c) of Section 6.18 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)    Minimum Net Worth. The Borrower shall not permit Net Worth at any time to be less than the sum of (A) an amount equal to Net Worth as shown on the Balance Sheet delivered pursuant to Section 5.1 for the fiscal quarter ending September 30, 2015 less $135,000,000, plus (B) 50% of Net Income (with no deduction for net losses during any quarterly period) earned after September 30, 2015, plus (C) 100% of the Net Proceeds received by the Borrower and its Subsidiaries after September 30, 2015 from the issuance and sale of Capital Stock of the Borrower or any Subsidiary (other than an issuance to the Borrower or a wholly-owned Subsidiary), including any conversion of debt securities of the Borrower into such Capital Stock after September 30, 2015 to the extent of any increase in Net Worth resulting therefrom.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions.

This Amendment shall become effective as of September 30, 2015 (the “Seventh Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent) on or prior to October 8, 2015:

(a)    Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Borrower, the Required Lenders and the Administrative Agent, and acknowledged and agreed to by the Guarantors;

(b)    Default. After giving effect to this Amendment, no Default or Event of Default shall exist;

(c)    Amendment Fee. The Administrative Agent shall have received from the Borrower, for the account of each Lender that executes and delivers a signature page to this Amendment to the Administrative Agent by 5 p.m. (EST) on or before October 6, 2015 (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), an amendment fee in an amount equal to 10 basis points on (A) the aggregate Revolving Commitments of such Consenting Lender prior to giving effect to this Amendment and (B) the outstanding principal amount of the Term Loans held by such Consenting Lender; and

(d)    Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms. On and after the Seventh Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)    After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).

(e)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)    Except as expressly set forth in this Amendment, the Obligations of the Credit Parties are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3    Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations of the Credit Parties.

3.4    Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6    Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is reasonably necessary to carry out the intent of this Amendment.

3.7    Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original.

3.9    No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.13 and 9.16 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	CASH AMERICA INTERNATIONAL, INC.

	By:	/s/ Austin D. Nettle
	Name:	Austin D. Nettle
	Title:	Vice President - Finance and Treasurer

GUARANTORS:	CASH AMERICA MANAGEMENT L.P.
CASH AMERICA PAWN L.P.

	By:	Cash America Holding, Inc.
The General Partner of each of the foregoing entities

By: /s/ Austin D. Nettle
Name: Austin D. Nettle
Title: Vice President and Treasurer

OHIO NEIGHBORHOOD CREDIT SOLUTIONS, LLC

	By:	Ohio Neighborhood Finance, Inc.,
Its sole member

By: /s/ Austin D. Nettle
Name: Austin D. Nettle
Title: Vice President and Treasurer

CSH HOLDINGS LLC

	By:	/s/ Austin D. Nettle
	Name:	Austin D. Nettle
	Title:	Vice President and Treasurer

CASH AMERICA ADVANCE, INC.
CASH AMERICA CENTRAL, INC.
CASH AMERICA FINANCIAL SERVICES, INC.
CASH AMERICA EAST, INC.
CASH AMERICA FRANCHISING, INC.
CASH AMERICA GLOBAL SERVICES, INC.
CASH AMERICA HOLDING, INC.
CASH AMERICA, INC.
CASH AMERICA, INC. OF ALABAMA
CASH AMERICA, INC. OF ALASKA
CASH AMERICA, INC. OF COLORADO
CASH AMERICA, INC. OF ILLINOIS
CASH AMERICA, INC. OF INDIANA
CASH AMERICA, INC. OF KENTUCKY
CASH AMERICA, INC. OF LOUISIANA
CASH AMERICA OF MISSOURI, INC.
CASH AMERICA, INC. OF NORTH CAROLINA
CASH AMERICA, INC. OF OKLAHOMA
CASH AMERICA, INC. OF SOUTH CAROLINA
CASH AMERICA, INC. OF UTAH
CASH AMERICA, INC. OF VIRGINIA
CASH AMERICA INTERNET SALES, INC.
CASH AMERICA OF MEXICO, INC
CASH AMERICA PAWN, INC. OF OHIO
CASH AMERICA WEST, INC.
CASHLAND FINANCIAL SERVICES, INC.
GEORGIA CASH AMERICA, INC.
MR. PAYROLL CORPORATION
OHIO NEIGHBORHOOD FINANCE, INC.

By:	/s/ Austin D. Nettle
Name:	Austin D. Nettle
Title:	Vice President and Treasurer

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a
Lender and as Administrative Agent

	By:	/s/ Jeffrey D. Bundy
	Name:	Jeffrey D. Bundy
	Title:	Vice President

LENDERS:	AMEGY BANK NA, as a Lender

	By:	/s/ Daniel L. Cox
	Name:	Daniel L. Cox, Jr.
	Title:	Senior Vice President

LENDERS:	FIRST TENNESSEE BANK NATIONAL
ASSOCIATION, as a Lender

	By:	/s/ Joseph M. Evangelisti
	Name:	Joseph M. Evangelisti
	Title:	Executive Vice President

LENDERS:	KEYBANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Geoff Smith
	Name:	Geoff Smith
	Title:	Senior Vice President

LENDERS:	TEXAS CAPITAL BANK, N.A., as a Lender

	By:	/s/ Barry Kromann
	Name:	Barry Kromann
	Title:	Executive Vice President

LENDERS:	U.S. BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Patrick McGraw
	Name:	Patrick McGraw
	Title:	Senior Vice President

LENDERS:	BOKF, NA dba Bank of Texas, as a Lender

	By:	/s/ Mattison H. Uihlein
	Name:	Mattson H. Uihlein
	Title:	Assistant Vice President